UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2013

TWENTY SERVICES, INC.

(Exact name of Registrant as specified in its charter)

Alabama	0-8488	63-0372577
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Cropwell Drive, Suite 100, Pell City, Alabama	35128
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (205) 884-7932

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 25, 2013, Twenty Services, Inc., an Alabama corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Twenty Services Holding, Inc., a Delaware corporation (“Holding”) and Pell City Corporation, an Alabama corporation and wholly owned subsidiary of Holding (“Merger Sub”), providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Holding. The Merger Agreement was unanimously approved by the Company’s Board of Directors (the “Board”).

At the effective time of the Merger (the “Effective Time”), on the terms and subject to the conditions set forth in the Merger Agreement, (i) each share of common stock of the Company, par value $0.10 per share (“Company Common Stock”), issued and outstanding immediately prior to the Effective Time will be cancelled and converted automatically into the right to receive $3.75 in cash, without interest and subject to reduction for any required withholding taxes (the “Common Stock Merger Consideration”) and (ii) each share of 7% cumulative preferred stock of the Company, par value $0.10 per share (“Company Preferred Stock”), issued and outstanding immediately prior to the Effective Time will be cancelled and converted automatically into the right to receive $1.05 in cash, plus any accrued and unpaid dividends, without interest and subject to reduction for any required withholding taxes (the “Preferred Stock Merger Consideration” and, together with the Common Stock Merger Consideration, the “Merger Consideration”). However, the Merger Consideration will not be paid in respect of (a) any shares of Company Common Stock or Company Preferred Stock owned by the Company as treasury stock or by Holding, Merger Sub or any other subsidiary of Holding (which will be cancelled with no consideration paid therefor) and (b) those shares of Company Common Stock with respect to which appraisal rights under Alabama law are properly exercised and not withdrawn.

Consummation of the Merger is subject to customary conditions, including without limitation (i) the required approval of the Merger Agreement by the holders of Company Common Stock, (ii) the absence of any applicable law, injunction, judgment or ruling (whether temporary, preliminary or permanent) that restrains, enjoins or otherwise prohibits or makes illegal consummation of the Merger, (iii) the accuracy of the representations and warranties of the parties and (iv) the compliance by the parties with their respective obligations under the Merger Agreement (subject to customary materiality qualifiers).

Holders of Company Common Stock will be asked to vote on the adoption of the Merger Agreement at a special meeting of shareholders that will be held on a date to be announced. However, as of September 30, 2013, Holding beneficially owned shares of Company Common Stock representing approximately 67% of the outstanding shares of Company Common Stock, and has indicated that it will vote in favor of the Merger Agreement at the special meeting of shareholders. No other votes are required or necessary under applicable law, the Merger Agreement or otherwise to approve the Merger Agreement and none are being solicited.

The Company has made customary representations and warranties and covenants in the Merger Agreement, including representations and warranties related to, among other things, organization, good standing and similar company matters and due authorization, execution, delivery, authority and enforceability of the Merger Agreement. In addition, the Merger Agreement contains customary representations and warranties of the Company relating to capitalization.

The representations, warranties and covenants of the Company contained in the Merger Agreement have been made solely for the benefit of Holding and Merger Sub. In addition, such representations, warranties and covenants (a) have been made only for purposes of the Merger Agreement, (b) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement and (c) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as fact. Accordingly, the Merger Agreement is intended to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the Company or its business. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q and other documents that the Company files or has filed with the Securities and Exchange Commission (“SEC”).

Forward Looking Statements

This Current Report on Form 8-K may contain forward-looking statements. Generally these forward-looking statements can be identified by the use of forward-looking terminology such as “anticipate,” “expect,” “intend,” “plan,” “project,” “believe,” “may,” “will,” “would,” “could,” “should,” “seek,” “estimate” and variations on these words and similar expressions. Investors should read statements that contain these words carefully. They discuss the Company’s future expectations or state other forward-looking information, and may involve known and unknown risks over which the Company has no control. Those risks include, without limitation:

•	the satisfaction of the conditions to consummation of the Merger;

•	the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement;

•	the amount of the costs, fees, expenses and charges related to the Merger;

•	the risk that the Merger may not be completed in a timely manner or at all; and

•	the risk that the Company may be subject to litigation in connection with the Merger.

The Company believes that the assumptions on which its forward-looking statements are based are reasonable. However, the Company cannot assure investors that the actual results or developments it anticipates will be realized or, if realized, that they will have the expected effects on the Company’s business or operations. All subsequent written and oral forward-looking statements concerning the Merger or other matters addressed in this Current Report on Form 8-K and attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by these cautionary statements. All forward-looking statements contained in this Current Report on Form 8-K speak only as of the date on which they were made. Except as required by applicable law or regulation, the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Additional Information and Where to Find It

This communication is being made in respect of the proposed transaction involving the Company and Holding. The proposed transaction will be submitted to the shareholders of the Company. In connection with the proposed transaction, the Company will prepare an information statement to be filed with the SEC. The Company, Holding, Merger Sub and Mr. David J. Noble, the Company’s Principal Executive Officer and Chairman of the Board, also plan to file with the SEC a transaction statement on Schedule 13E-3 regarding the proposed transaction. The Company’s shareholders are urged to read the information statement and the transaction report on Schedule 13E-3 regarding the proposed transaction and any other relevant documents carefully and in their entirety when they become available because they will contain important information about the proposed transaction. When completed, a definitive information statement will be mailed to the shareholders of the Company. The Company’s shareholders will be able to obtain, without charge, a copy of the information statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. The Company’s shareholders will also be able to obtain, without charge, a copy of the information statement and other relevant documents (when available) by directing a written request by mail to Twenty Services, Inc., Attn: Shirley B. Whitaker, Vice President and Corporate Secretary, 20 Cropwell Drive, Suite 100, Pell City, Alabama 35128, or by calling the Secretary at (205) 884-7932.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Twenty Services, Inc.

Date: December 2, 2013	By:	/s/ David J. Noble
David J. Noble Chairman/Director Principal Executive Officer